Exhibit 10.13

March __, 2005

Sunrise Securities Corp.
641 Lexington Avenue
25th Floor
New York, New York 10022

Re:          Fortress America Acquisition Corporation.

Gentlemen:

This letter will confirm the agreement of the undersigned to purchase warrants (“Warrants”) of Fortress America Acquisition Corporation (“Company”) included in the units (“Units”) being sold in the Company’s initial public offering (“IPO”) upon the terms and conditions set forth herein.  Each Unit is comprised of one share of Common Stock and two Warrants.  The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the Company’s IPO unless Sunrise Securities Corp. (“Sunrise”) informs the Company of its decision to allow earlier separate trading.

The undersigned parties agree that this letter agreement constitutes an irrevocable order for Sunrise to purchase for the undersigned’s account within the forty-trading day period commencing on the date separate trading of the Warrants commences (“Separation Date”) up to an aggregate of 600,000 Warrants at market prices not to exceed $0.70 per Warrant (“Maximum Warrant Purchase”).  Sunrise (or such other broker dealer(s) as Sunrise may assign the order to) agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the forty-trading day period commencing on the Separation Date.  Sunrise further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

The undersigned may notify Sunrise that all or part of the Maximum Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to Sunrise by the undersigned (a “Designee”)) who (or which) has an account at Sunrise and, in such event, Sunrise will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

The undersigned agrees that neither he nor any affiliate or Designee shall sell or transfer the Warrants until the earlier of the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination, as described in the final prospectus for the Company’s IPO, and acknowledges that, at the option of Sunrise, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

Very truly yours,

C. Thomas McMillen

Harvey L. Weiss